UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

Hawthorn Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Missouri	0-23636	431626350
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Southwest Longview Blvd., Lee's Summit, Missouri		64081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	573.761.6179

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the previously announced succession plan, James E. Smith retired as chairman and chief executive officer of Hawthorn Bancshares, Inc. and its subsidiary Hawthorn Bank effective December 31, 2010. Mr. Smith remains a member of the Board of Directors of Hawthorn Bancshares and of Hawthorn Bank, and will continue to be involved with Hawthorn Bancshares both on a consulting basis and for special projects.

To fill the vacancy resulting from Mr. Smith's retirement, David T. Turner, 54, was appointed as chairman and chief executive officer of Hawthorn Bancshares effective December 31, 2010. He now serves as chairman, president and chief executive officer of Hawthorn Bancshares and of Hawthorn Bank. Mr. Turner continues to serve as a director of Hawthorn Bank (or of its constituent predecessors) and of Hawthorn Bancshares, a position he has held since January 1997. He has served as president of Hawthorn Bancshares since March 2002, and served as vice chairman of Hawthorn Bancshares from June 1998 through March 2002. From 1993 until June 1998, he served as senior vice president of Hawthorn Bancshares. Mr. Turner served as president of a predecessor to Hawthorn Bank from January 1997 through March 2002 when he assumed the position of chairman, chief executive officer and president. He served as senior vice president of that same predecessor from June 1992 through December 1996 and as its vice president from 1985 until June 1992.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawthorn Bancshares, Inc.

January 3, 2011	By:	David T. Turner

Name: David T. Turner
Title: Chairman, CEO & President